UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 13, 2020, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that the minimum market value of its publicly held common stock (the “Market Value of Publicly Held Shares”) fell below $15,000,000 for a period of 30 consecutive business days and that, therefore, the Company did not meet the minimum market value of publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(3)(c) (the “Minimum Market Value Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until October 12, 2020, to regain compliance with the Minimum Bid Price Rule. On April 16, 2020, Nasdaq tolled the compliance period for price-based continued listing requirements until June 30, 2020, which extended the Company’s compliance deadline from October 12, 2020 to December 24, 2020.

As the Company has not regained compliance with the Minimum Market Value Rule within such time period, on December 28, 2020, the Company received a written notice from Nasdaq that the Company’s common stock would be delisted from the Nasdaq Global Select Market and suspended at the opening of business on January 6, 2021, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company intends to appeal Nasdaq’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing. This Hearing request will automatically stay Nasdaq’s suspension of the Company’s common stock and the filing of a Form 25-NSE (which Form would remove the Company’s common stock from listing and registration on the Nasdaq Global Select Market) pending the Panel’s decision. The Company expects that Nasdaq will hold the Hearing with the Panel within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules. At or prior to the Hearing, the Company intends to present its plans to Nasdaq to regain compliance with the Minimum Market Value Rule and request an extension of time so that the Company can regain compliance with the Minimum Market Value Rule.

The Company intends to continue to monitor the Market Value of Publicly Held Shares of the Company’s common stock and will continue considering all available options to resolve the Company’s noncompliance with the Minimum Market Value Rule as may be necessary.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company to regain compliance with the Minimum Market Value Rule and to otherwise comply with the continued listing requirements of the Nasdaq; the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ John T. McClain
Name: John T. McClain
Title: Executive Vice President and Chief Financial Officer

Date: January 4, 2021